Exhibit 99.1

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2026

UNAUDITED

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Condensed Consolidated Statements of Financial Position	2

Condensed Consolidated Statements of Profit or Loss	3

Condensed Consolidated Statements of Equity	4-5

Condensed Consolidated Statements of Cash Flows	6-7

Notes to Interim Condensed Consolidated Financial Statements	8-20

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PACIFIC OAK SOR (BVI) HOLDINGS LTD.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,		December 31,
	2026	2025	2025
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$16,386	$14,450	$11,960
Restricted cash	54,712	38,439	49,016
Rents and other receivables, net	2,076	3,872	3,979
Prepaid expenses and other assets	4,267	4,306	2,976
Due from affiliate	—	2,317	—
Financial assets at fair value through profit or loss	—	14,116	15,079
	77,441	77,500	83,010
Investment properties held for sale	124,395	39,100	238,808
	201,836	116,600	321,818
NON-CURRENT ASSETS
Investment properties	612,224	1,010,958	581,861
Property plant and equipment - hotel, net	20,050	30,000	20,200
Investment in joint ventures	71,690	173,075	84,580
Goodwill	—	949	—
Restricted cash	—	12,195	1,017
	703,964	1,227,177	687,658
Total assets	$905,800	$1,343,777	$1,009,476

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes payable, net	$223,608	$337,621	$349,179
Bonds payable, net	324,563	157,247	302,004
Accounts payable and accrued liabilities	58,660	31,050	38,487
Due to affiliates	18,888	24,652	18,024
Other liabilities	18,923	16,574	13,212
	644,642	567,144	720,906
Liabilities related to investment properties held for sale	110,390	39,515	174,947
	755,032	606,659	895,853

NON-CURRENT LIABILITIES
Lease obligation	9,341	9,270	9,308
Other liabilities	17,334	25,876	23,484
Notes payable, net	162,086	164,607	—
Bonds payable, net	—	167,848	—
	188,761	367,601	32,792
Total liabilities	943,793	974,260	928,645

EQUITY
Owner's net (deficit) equity	(38,043)	366,099	80,489
Non-controlling interests	50	3,418	342
Total (deficit) equity	(37,993)	369,517	80,831
Total liabilities and equity	$905,800	$1,343,777	$1,009,476

August 30, 2026	/s/ Ryan Schluttenhofer	/s/ Ronen Nakar
Date of approval of	Schluttenhofer, Ryan	Nakar, Ronen
financial statements	Chief Accounting Officer	Chief Executive Officer and Chairman of the Board authorized by the Company's Board of Directors to execute the financial statements
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2026	2025	2026	2025	2025
	Unaudited				Audited
	U.S. dollars in thousands
Revenues and other income:
Rental income	$41,792	$53,694	$20,154	$27,269	$101,150
Tenant reimbursements	4,367	5,975	1,974	2,967	11,163
Hotel revenues	4,589	4,622	2,149	1,737	7,597
Other operating income	866	932	435	468	1,883
Total revenues and other income	51,614	65,223	24,712	32,441	121,793

Expenses:
Operating, maintenance, and management fees	(21,983)	(23,302)	(9,849)	(11,624)	(49,755)
Real estate taxes and insurance	(8,811)	(10,903)	(4,333)	(5,422)	(20,290)
Hotel expenses	(3,569)	(3,373)	(1,731)	(1,636)	(6,277)
Total expenses	(34,363)	(37,578)	(15,913)	(18,682)	(76,322)
Gross profit	17,251	27,645	8,799	13,759	45,471

Fair value adjustment of investment properties, net	(41,645)	(111,210)	(47,026)	(108,665)	(266,810)
Depreciation	(293)	(548)	(149)	(274)	(964)
Equity in loss of unconsolidated joint ventures, net	(25,822)	(4,300)	(20,402)	(2,433)	(92,794)
Management fees	(5,029)	(7,387)	(2,493)	(3,722)	(13,991)
Restructuring charges	(1,853)	—	(1,132)	—	(1,508)
General and administrative expenses	(5,688)	(2,877)	(2,625)	(1,279)	(6,268)
Impairment charges on goodwill	—	—	—	—	(949)
Impairment loss - hotel	—	(3,171)	—	(3,171)	(12,521)
Operating loss	(63,079)	(101,848)	(65,028)	(105,785)	(350,334)

Other income (loss), net	4,864	601	—	104	(2,630)
Provision for guarantee obligations	(3,677)	—	(1,802)	—	—
Finance income	3,320	415	1,641	129	1,380
Finance (loss) income from financial assets at fair value through profit or loss, net	(4,529)	962	42	962	1,925
Finance expenses, net	(42,801)	(33,294)	(22,494)	(17,151)	(76,136)
Gain on extinguishment of debt	9,393	—	9,393	—	19,449
Foreign currency transaction loss	(22,315)	(24,157)	(20,067)	(30,141)	(40,556)
Net loss before income taxes	$(118,824)	$(157,321)	$(98,315)	$(151,882)	$(446,902)
Income tax provision	—	(830)	—	—	—
Net loss	$(118,824)	$(158,151)	$(98,315)	$(151,882)	$(446,902)

Net loss attributable to owner	$(118,532)	$(157,890)	$(97,736)	$(151,422)	$(443,500)
Net (loss) income attributable to non-controlling interests	(292)	(261)	(579)	(460)	(3,402)
Net loss	$(118,824)	$(158,151)	$(98,315)	$(151,882)	$(446,902)
Total comprehensive loss	$(118,824)	$(158,151)	$(98,315)	$(151,882)	$(446,902)

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity (deficit)	Non-controlling interests	Total equity (deficit)
	Unaudited
	U.S. dollars in thousands
Balance as of January 1, 2026	$693,554	$(656,139)	$43,074	$80,489	$342	$80,831
Net loss	—	(118,532)	—	(118,532)	(292)	(118,824)
Total comprehensive loss	—	(118,532)	—	(118,532)	(292)	(118,824)
Balance as of June 30, 2026	$693,554	$(774,671)	$43,074	$(38,043)	$50	$(37,993)

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of January 1, 2025	$693,554	$(212,639)	$43,074	$523,989	$3,914	$527,903
Net loss	—	(157,890)	—	(157,890)	(261)	(158,151)
Total comprehensive loss	—	(157,890)	—	(157,890)	(261)	(158,151)
Noncontrolling interest contribution	—	—	—	—	10	10
Noncontrolling interest distributions	—	—	—	—	(245)	(245)
Balance as of June 30, 2025	$693,554	$(370,529)	$43,074	$366,099	$3,418	$369,517

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity (deficit)	Non-controlling interests	Total equity (deficit)
	Unaudited
	U.S. dollars in thousands
Balance as of April 1, 2026	$693,554	$(676,935)	$43,074	$59,693	$629	$60,322
Net loss	—	(97,736)	—	(97,736)	(579)	(98,315)
Total comprehensive loss	—	(97,736)	—	(97,736)	(579)	(98,315)
Balance as of June 30, 2026	$693,554	$(774,671)	$43,074	$(38,043)	$50	$(37,993)

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of April 1, 2025	$693,554	$(219,107)	$43,074	$517,521	$4,053	$521,574
Net loss	—	(151,422)	—	(151,422)	(460)	(151,882)
Total comprehensive loss	—	(151,422)	—	(151,422)	(460)	(151,882)
Noncontrolling interest contribution	—	—	—	—	10	10
Noncontrolling interest distributions	—	—	—	—	(185)	(185)
Balance as of June 30, 2025	$693,554	$(370,529)	$43,074	$366,099	$3,418	$369,517

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Audited
	U.S. dollars in thousands
Balance at January 1, 2025	$693,554	$(212,639)	$43,074	$523,989	$3,914	$527,903
Net loss	—	(443,500)	—	(443,500)	(3,402)	(446,902)
Total comprehensive loss	—	(443,500)	—	(443,500)	(3,402)	(446,902)
Non-controlling interest contributions	—	—	—	—	75	75
Non-controlling interest distributions	—	—	—	—	(245)	(245)
Balance at December 31, 2025	$693,554	$(656,139)	$43,074	$80,489	$342	$80,831

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2026	2025	2026	2025	2025
	Unaudited				Audited
	U.S. dollars in thousands
Cash Flows from Operating Activities:
Net loss	$(118,824)	$(158,151)	$(98,315)	$(151,882)	$(446,902)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in loss of joint ventures, net	25,822	4,300	20,402	2,433	92,794
Fair value adjustment on investment properties, net	41,645	111,210	47,026	108,665	266,810
Depreciation	293	548	149	274	964
Provision for guarantee obligations	3,677	—	1,802	—	—
Deferred rent	1,032	1,104	797	620	1,582
Credit loss on financial assets	2,749	24	1,457	(660)	4,503
Finance expenses, net	42,801	33,294	22,494	17,151	76,136
Other (income) loss, net	(4,864)	(601)	—	(105)	2,630
Finance income	(3,320)	(415)	(1,641)	(129)	(1,380)
Finance loss (income) from financial assets at fair value through profit or loss, net	4,529	(962)	(42)	(962)	(1,925)
Foreign currency transaction loss (gain)	22,315	24,157	20,067	30,141	40,556
Impairment loss - hotel	—	3,171	—	3,171	12,521
Impairment charges on goodwill	—	—	—	—	949
Income tax provision	—	830	—	—	—
Gain on extinguishment of debt	(9,393)	—	(9,393)	—	(19,449)
	8,462	18,509	4,803	8,717	29,789
Changes in assets and liabilities:
Restricted cash	(98)	(1,698)	(200)	(6,103)	(1,391)
Rents and other receivables, net	(3,813)	(2,454)	(3,676)	(922)	289
Prepaid expenses and other assets	(1,324)	(130)	181	1,291	1,206
Accounts payable and accrued liabilities	(6,670)	(4,102)	(4,644)	(945)	2,597
Due to affiliates	864	1,992	527	1,291	(3,803)
Other liabilities	(1,066)	3,022	(1,534)	3,815	(3,602)
	(12,107)	(3,370)	(9,346)	(1,573)	(4,704)
Net cash (used in) provided by operating activities	(3,645)	15,139	(4,543)	7,144	25,085

Cash Flows from Investing Activities:
Improvements to investment properties	(5,392)	(6,458)	(3,648)	(2,193)	(8,808)
Interest received	3,320	1,016	1,473	174	1,380
Payments for development obligations	(624)	(2,311)	(116)	(456)	(3,565)
Contributions to joint ventures	(8,831)	—	(1,959)	—	—
Proceeds from the sale of investments in financial assets at fair value through profit or loss	10,550	—	4,773	—	—
Proceeds from sales of investment properties, net	23,641	1,845	23,641	494	70,490
Other investing cash flows, net	—	—	—	—	(2,630)
Advance to associate	—	(2,317)	—	(815)	—
Distribution of capital from joint venture	—	759	—	759	757
Net cash provided by (used in) investing activities	22,664	(7,466)	24,164	(2,037)	57,624

Cash Flows from Financing Activities:
Principal payments on notes and bonds payable	(212,405)	(26,564)	(209,980)	(2,167)	(145,227)
Payments on deferred financing costs and extinguishment of debt	(1,391)	(167)	(1,391)	—	(5,350)
Interest paid	(14,489)	(26,925)	(7,335)	(7,870)	(61,394)
Release of restricted cash, net	(3,523)	(6,259)	(10,144)	(6,541)	(3,526)
Proceeds from notes and bonds payable	217,195	—	216,000	—	80,000
Non-controlling interest contributions	—	10	—	10	75
Non-controlling interest distributions	—	(245)	—	(185)	(245)
Proceeds from loans from owner	—	10,000	—	2,000	10,000
Net cash used in financing activities	(14,613)	(50,150)	(12,850)	(14,753)	(125,667)

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

Effect of exchange rate changes on cash and cash equivalents	20	1,071	20	1,120	(938)
Net increase (decrease) in cash and cash equivalents	4,426	(41,406)	6,791	(8,526)	(43,896)
Cash and cash equivalents, beginning of period	11,960	55,856	9,595	22976	55,856
Cash and cash equivalents, end of period	$16,386	$14,450	$16,386	$14,450	$11,960

Supplemental Disclosure of Noncash Activities:

Accrued development obligations	$8,487	$9,188	$8,487	$9,188	$7,895
Asset management fee payable to owner	$7,309	$16,342	$7,309	$16,342	$7,415
Deconsolidation of a subsidiary
Investment property	$(24,700)	$—	$—	$—	$—
Other assets	$(854)	$—	$—	$—	$—
Notes payable	$20,040	$—	$—	$—	$—
Other liabilities	$6,109	$—	$—	$—	$—
Gain on deconsolidation of a subsidiary	$595	$—	$—	$—	$—

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:    GENERAL INFORMATION

a.These financial statements have been prepared in a condensed format as of June 30, 2026, and for the three and six months period then ended (“interim condensed consolidated financial statements”). These interim condensed consolidated financial statements should be read in conjunction with the Company’s annual financial statements as of December 31, 2025, and for the year then ended and the accompanying notes.

The Company and its subsidiaries operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. The Company has three reporting segments: 1) strategic opportunistic properties 2) residential homes and 3) hotel.

As of June 30, 2026, the Company consolidated five office complexes, encompassing, in the aggregate, approximately 1.8 million rentable square feet and these properties were 61% occupied. In addition, the Company owned one residential home portfolio consisting of 1,730 residential homes, and one apartment property, containing 317 units, which were both 92% occupied. The Company also owned one hotel property with 196 rooms, one investment in undeveloped land with approximately 107 developable acres, and one office/retail development property, and two investments in unconsolidated joint ventures. Additionally, the Company had 347 residential homes and approximately 140 developable acres (Richardson and Park Highlands) classified as held-for-sale in accordance with IFRS 5. The assets met the criteria for classified as held-for-sale, as their carrying amounts will be recovered principally through a sale transaction rather than through continuing use. Management is committed to a plan to sell the assets, is highly probable, and the sale is expected to be completed within twelve months. The reduction in the number of residential homes classified as held for sale from 753 to 347 reflects management’s reassessment of the homes expected to be sold within twelve months, primarily due to slower-than-expected progress in preparing, listing, and selling individual homes. In addition, one office complex (Richardson Office) was no longer classified as held for sale as of June 30, 2026, as the previously contemplated sale was no longer under contract. As a result of the classification, certain assets and liabilities were reclassified on the condensed consolidated statements of financial position. Subsequent to June 30, 2026, the Company completed the sale of the Richardson developable acres, refer to Note 7 for additional details.

b.The financial condition of the Company and the going concern assumption.

As of June 30, 2026, the Company had a working capital shortfall amounting to $553.2 million, primarily attributed to loans that have matured or are maturing within a twelve month period from the date of the condensed consolidated statements of financial position, including: (i) Series B (388.3 million Israeli new Shekels or $130.4 million as of June 30, 2026) and Series D (587.0 million Israeli new Shekels or $197.1 million as of June 30, 2026), collectively (“Series Bonds”) of 975.3 million Israeli new shekels ($327.5 million as of June 30, 2026), (ii) mortgage loans related to our residential homes portfolio of $53.9 million, and (iii) other mortgage loans of $286.0 million, which primarily includes the Bank of America Loan of $152.6 million and the WhiteHawk Loan of $80.0 million ($11.1 million was repaid subsequent to June 30, 2026, refer to Note 7 for additional details). In addition, as of June 30, 2026, the Company had a shareholders’ deficit of $38.0 million. As a result of defaults due to covenant breaches, cross-collateralization, and other factors, the Company may be obligated to dispose of investment properties under forced-sale circumstances, which could result in proceeds that are lower than fair values as of June 30, 2026.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of the date the interim condensed consolidated financial statements are issued, in order for the Company to continue its regular operations, several actions will need to be completed in the near term, including debt refinancing and real estate sales, all of which are subject to approval under a standstill agreement and other third-party approvals. These plans are subject to change based on market conditions in the commercial real estate lending environment, the current interest rate environment, leasing and transaction volume challenges in certain markets, successful restructuring with the Bondholders (see Note 1d for additional details), and such plans are not within the control of the Company, and therefore, there is no assurance that the Company will be successful in implementing its plans and fulfill its existing and projected obligations upon maturity. The uncertainty regarding the Company’s plans could be mitigated through the potential sales of its residential homes, successful negotiations with the Trustee and Representatives, and other strategic actions currently under consideration. Since the plans mentioned above are not within the control of the Company and subject to approval of third parties, including consents from bondholders and other lenders, the Company's management and the Board of Directors have concluded that there are significant doubts regarding the Company's ability to continue as a going concern. No adjustments were made to the financial statements to the values or classifications of assets and liabilities that might be necessary if the Company is unable to continue operating as a going concern.

c.Class Action Suit

On September 10, 2025, a bondholder filed a petition for certification of a class action in the Tel Aviv District Court, Israel against the Company and certain members of its board of directors, alleging that disclosures relating to the Company were misleading and caused investor harm. The petition states an individual claim amount in excess of 2.5 million Israeli new shekels ($0.8 million as of June 30, 2026) and cites the petitioner’s expert model estimating potential class-wide damages of approximately 124.6–145.2 million Israeli new shekels ($41.6–$48.6 million as of June 30, 2026). The matter is at a preliminary stage; the court has not ruled on class certification or on the merits and based on the Company’s legal counsel’s advice, the potential outcome cannot be determined, nor can the chances of the petition being approved be reliably assessed.

d.Negotiations between the Company and a trustee that represents the bondholders of the Series Bonds (the “Trustee” and “Bondholders”) and the representatives of the Bondholders during and after the three months ended June 30, 2026.

The following is a summary of the main actions and decisions that were carried out and made in the framework of the aforementioned negotiations:

1.Director Waiver and Release
On July 9, 2026, the Bondholders approved the grant of a full waiver and release to Mr. Izhak Lax in his capacity as a director of the Company in respect of any act or omission performed or to be performed in his capacity as an officer of the Company and of entities under its control, for a period of 24 months commencing June 1, 2026, other than acts committed intentionally or fraudulently. The holders of the debentures may revoke the release by an ordinary resolution at any time after nine months from the date of his appointment, which was June 1, 2026.

2.Extension of Debt Arrangement Conditions Precedent
On June 21, 2026, the Bondholders approved a further 90-day extension of the deadline for satisfaction of the conditions precedent to the consummation of the Debt Arrangement.

3.Adjustment to Chairman and CEO Compensation
On June 16, 2026, the Bondholders approved an adjustment to the compensation of Mr. Ronen Nakar, Chairman of the Board of Directors and CEO of the Company, to NIS 60,000 per month, in consideration for a scope of activity equivalent to approximately half of a full-time position, retroactively from the commencement of his term of office on February 1, 2026.

4.Series D Bonds Deferral
On June 11, 2026, the holders of the Series D bonds approved the postponement of the record date from June 19, 2026, to August 19, 2026, and the postponement of the interest payment date from July 1, 2026, to August 31, 2026, and authorized the Trustee to postpone the dates by an additional month, if necessary.

5.Series B Bonds Payment Deferral

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On June 11, 2026, holders of the Series B bonds approved the postponement of the principal and interest payment date from July 1, 2026, to August 31, 2026, and authorized the Trustee to postpone the date by an additional month, if necessary.

6.Debt Arrangement and Related Resolutions
On June 1, 2026, the Bondholders approved the following resolutions: (a) to instruct the Trustee to apply to the Court for approval of the Debt Arrangement, while consenting to the appointment of an arrangement administrator who would also serve as claims administrator and be granted investigatory powers, provided that such administrator would not be granted powers to intervene in the management of the Company's business; (b) to instruct the Trustee to approve the Company's advancement of the sale of the Highlands Park Village II land and to undertake not to impede its consummation; and (c) to approve that no liens would be created in favor of the Trustee over assets pledged in favor of the White Hawk lender until its loan has been repaid in full.

In connection with the Debt Arrangement, the Company and Owner will become subject to a loan agreement to provide limited operational funding, subject to conditions and limitations, from the Company to the Owner.

7.Series Bonds Deferral
On May 11, 2026, the Trustee announced an additional deferral of the principal and interest payment dates for the Series Bonds to July 1, 2026.

8.Selection of Director Candidate
On May 3, 2026, the Bondholders approved the selection of Mr. Izhak Lax as a candidate for appointment as a director of the Company. Mr. Lax will start as a director on June 1, 2026.

9.Approval of Klirmark Loan Agreement
On April 28, 2026, assemblies of the Bondholders, in an aggregate count, approved a resolution to ratify the Company’s entry into a loan agreement with Klirmark Opportunity Fund IV, LP, on the basis of the memorandum of understanding dated February 17, 2026, while updating the terms of the memorandum of understanding so that the amount excluded from the distribution restrictions in PORT will be up to $4.0 million, instead of $8.0 million.

10. Approval of Proposed Debt Arrangement
On April 27, 2026, assemblies of the Bondholders approved a resolution to approve the proposed debt arrangement and to authorize the Trustee to perform all actions required for its implementation, including the signing of an amended deed of trust.

11.Objection to Filing Insolvency Proceedings
On March 10, 2026, meetings of the Bondholders resolved to object to the filing of an application for an order to commence insolvency proceedings against the Company, in accordance with the mechanism set out in the Insolvency and Economic Rehabilitation Law and Section 35H(d2b)(1) of the Securities Law. However, the applicable securities law requires a quorum of at least 75% of the voting rights, and such quorum was not achieved at the March 10, 2026 meetings. As a result, the Trustee was obligated to submit a petition for the commencement of insolvency proceedings. A court hearing on the petition has been scheduled for April 28, 2026.

12.Refinancing of the PORT Property Portfolio
On February 18, 2026, meetings of the Bondholders approved entering into a memorandum of understanding and a detailed agreement for the refinancing of loans secured by the Company’s residential homes portfolio. The voting approved the refinancing and to which the financing proposal of Klirmark Opportunity Fund IV, LP was selected. Refer to Note 6 for additional details.

13.Exemption from Liability for Officers and Management Company
On February 15, 2026, meetings of the Bondholders, by special resolution, approved granting a full exemption from liability and waiver of claims with respect to the new officer and directors (Mr. Ronen Nakar, Ms. Varda Kalal, and Mr. Itay Dayan), as well as R2 Advisors, LLC, Mr. Ryan Schluttenhofer, and all officers and managers thereof, in connection with management services provided to the Company.

14.Deferral of Debenture Payment Dates

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Meetings of the Bondholders approved several resolutions to defer repayment dates.

On March 17, 2026, holders of Series B bonds approved deferring principal and interest payments to June 1, 2026 (instead of April 1, 2026), and authorized the Trustee, by special resolution, to grant an additional deferral of up to one month.

On March 17, 2026, the trustee for the Series D bonds exercised previously granted authority to further defer interest payment dates, such that the effective date was deferred to April 18, 2026 and the payment date to April 30, 2026.

15.Use of Interest Cushion Funds
During the three months ended March 31, 2026, the Bondholders approved the extension of two loans to the Company, in an aggregate amount of approximately $10.0 million, from funds held in the interest cushion accounts of the Series Bonds. The loans bear an annual interest of 20% and repayment of principal and accrued interest is expected to occur from the earliest proceeds received by the Company or controlled entities, including: asset sales or refinancing of real estate properties, sale of equity interests, or issuance of additional debt instruments, subject to creditor repayment priorities and maintenance of a minimum operating cash balance. As of June 30, 2026, the full facility of $10.0 million remained outstanding.

16.Asset Management Transition (Westdale)
On January 22, 2026, the Company replaced previous management company and entered into a asset management agreement with Westdale for the Company’s portfolio of investments, excluding residential homes.

17.Management Agreement with R2 Advisors, LLC
On January 22, 2026, meetings of the Bondholders approved entering into a management agreement with R2 Advisors, LLC.

18.Authorization to Sell Keppel Pacific Oak US REIT (S-REIT) Shares
Meetings of the Bondholders approved authorizing the Company to sell its holdings in S-REIT shares, subject to approvals by the representative body and U.S. counsel. As of the approval date of the interim condensed consolidated financial statements, the Company completed sales of all S-REIT shares.

19.Debt Arrangement Proposals
On February 4, 2026, the Tel Aviv District Court approved the convening of such creditor meetings.

20.Transactions Relating to Sale of PORT Properties
On February 4, 2026, meetings rejected proposals to enter into a memorandum of understanding for the sale of all the residential homes.

21. Corporate structure and separation from POCA
Effective January 31, 2026, the Company and Pacific Oak Strategic Opportunity REIT, Inc., the parent company, ceased to be part of POCA following the termination of the previous management and advisory arrangements and the transition to new service providers. On January 22, 2026, following approval by the Board of Directors and debenture holders, the Company entered into: An agreement with the Pacific Oak Strategic Opportunity REIT, Inc. governing settlement of amounts payable and terminating the previous management company’s engagement. A new asset management agreement with a replacement management company and new accounting and financial services agreement with a third-party provider became effective January 31, 2026. Concurrently, Pacific Oak Strategic Opportunity REIT, Inc. formally terminated the advisory agreement with the previous management company effective January 31, 2026, after which the new service providers commenced operations.

22. Changes in directors and officers
During the three months ended March 31, 2026, there were service provider changes, prior directors and one senior officer, including the former President and CEO were removed. New executive leadership and external directors were appointed. One director announced intentions to conclude their service during the first half of 2026. These governance changes represent a significant change in management and oversight during the reporting period.

e.Restructuring Events

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On June 5, 2026, the Tel Aviv District Court approved a debt arrangement between the Company, the Bondholders and certain other creditors (the “Debt Arrangement”). The Debt Arrangement provides, among other matters, for amendments to the terms and maturity dates of the Company’s financial obligations, the provision of additional security and guarantees, restrictions on distributions and asset dispositions, and other financial and operational undertakings. As of the date the interim condensed consolidated financial statements are issued, certain conditions required for the Debt Arrangement to become effective remain outstanding.

NOTE 2:    SIGNIFICANT ACCOUNTING POLICY

Basis of presentation of the interim condensed consolidated financial statements:

The interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, "Interim Financial Reporting", and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements.

NOTE 3:    INVESTMENT IN JOINT VENTURES

As of June 30, 2026, the Company’s investment in joint ventures was composed of the following (dollars in thousands):

	Properties as of March 31, 2026			Investment Balance as of
				June 30,		December 31, 2025
				2026	2025
Joint Venture		Location	Ownership %	(Unaudited)		(Audited)
110 William Joint Venture	1	New York, New York	(1)	$41,589	$138,402	$52,911
Pacific Oak Opportunity Zone Fund I	4	Various	47.0%	30,101	34,673	31,669
				$71,690	$173,075	$84,580
_____________________
(1)As of June 30, 2026, the Company owned 77.5% of preferred interest and 100% of common interest in the 110 William Joint Venture.

The equity in profit (loss) of joint ventures for the six and three months ended June 30, 2026 and 2025 and the year ended December 31, 2025 was as follows (in thousands):

	Six Months Ended June 30,		Three Months Ended June 30,		Year ended December 31, 2025
	2026	2025	2026	2025
	(Unaudited)				(Audited)
110 William Joint Venture	$(24,257)	$(4,497)	$(19,296)	$(2,371)	$(89,987)
Pacific Oak Opportunity Zone Fund I	(1,565)	197	(1,106)	(62)	(2,807)
Equity in loss of unconsolidated joint ventures, net	$(25,822)	$(4,300)	$(20,402)	$(2,433)	$(92,794)

110 William Joint Venture:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak SOR SREF III 110 William, LLC (100%) (in thousands):

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	June 30,		December 31,
	2026	2025	2025
	(Unaudited)		(Audited)
Current assets	$26,570	$9,816	$8,880
Non-current assets (including investment property) (1)	406,500	503,552	422,100
Current liabilities (2)	348,501	26,945	342,038
Non-current liabilities	38,360	326,343	30,151
Equity	46,210	160,080	58,791
Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$41,589	$138,402	$52,911
_____________________
(1) As of June 30, 2026 and December 31, 2025, non-current assets consist of the investment property held by the 110 William Joint Venture with a carrying value of $406.5 million and $422.1 million, respectively. The investment property was measured at fair value, which was determined based on valuation assessments performed by independent external valuation experts holding recognized and relevant professional qualifications and experience in the location and category of the property being valued. The valuations were primarily based on expected future cash flows and market assumptions. The 110 William Joint Venture investment is subject to significant disposal restrictions under the joint venture agreement, including the requirement to satisfy certain conditions and obtain consent from the other joint venture partner.
(2) Current liabilities include principal balances of $305.3 million under senior loan facilities and $24.0 million under a mezzanine loan facility, both with initial maturities of July 5, 2026. The related financial covenants apply to the Company’s wholly owned subsidiary, Pacific Oak SOR Properties, LLC, which serves as guarantor of both the senior and mezzanine loans. As of June 30, 2026, Pacific Oak SOR Properties, LLC was not in compliance with the minimum net worth covenant for the mezzanine loan facility, resulting in a technical default under the mezzanine loan agreement. As of the approval date of the interim condensed consolidated financial statements, the 110 William Joint Venture is also in maturity default with both loans and is in discussions with the lender regarding a potential waiver, forbearance, or amendment of this covenant. Such amendment, if obtained, may include, among other alternatives, the provision of additional collateral or a modification to the covenant calculation to reflect the joint venture interest, subject to lender approval. Refer to Note 7 for additional details.

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2026	2025	2026	2025	2025
	(Unaudited)				(Audited)
Revenues (1)	$18,805	$6,480	$6,637	$2,898	$16,418
Gross profit (loss)	8,256	(1,796)	596	(707)	(1,585)
Operating income (loss) *)	(10,877)	(1,592)	(15,280)	(894)	(97,098)
Net income (loss) *)	(25,512)	(12,149)	(21,220)	(6,586)	(113,403)
Share of equity in gain (loss) from joint venture (Based on the waterfall mechanism)	(24,257)	(4,497)	(19,296)	(2,371)	(89,987)
*) Includes revaluation of investment properties	$(18,976)	$240	$(15,784)	$(184)	$(95,204)
_____________________
(1) On June 29, 2026, the 110 William Street Joint Venture entered into a letter agreement with its New York City tenant resolving certain disputes. Refer to Note 6 for additional details.

Pacific Oak Opportunity Zone Fund I:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak Opportunity Zone Fund 1, LLC (100%) (in thousands):

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	June 30,		December 31,
	2026	2025	2025
	(Unaudited)		(Audited)
Current assets	$1,529	$2,268	$1,466
Non-current assets (investment property) (1)	118,496	129,132	122,446
Current liabilities	1,112	904	1,996
Non-current liabilities (2)	56,207	58,173	55,672
Equity	62,706	72,323	66,244
Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$30,101	$34,673	$31,669
_____________________
(1) As of June 30, 2026 and December 31, 2025, non-current assets consist of three investment properties held by the Pacific Oak Opportunity Zone Fund I with a carrying value of $106.1 million. The investment properties are measured at fair value, which was primarily based on expected future cash flows and market assumptions.
(2) Non-current liabilities consist of three secured mortgage loans with an aggregate principal balance of $56.2 million and initial maturities ranging from 2031 to 2032.

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2026	2025	2026	2025	2025
	(Unaudited)				(Audited)
Revenues	$4,502	$4,109	$2,908	$1,971	$6,377
Gross profit	2,269	2,365	1,680	1,032	2,355
Operating (loss) income *)	(3,615)	406	(3,195)	(817)	(1,683)
Net (loss) income *)	(4,897)	384	(3,807)	(164)	(4,362)
Share of equity in profit (loss) from joint venture (Based on the waterfall mechanism)	(1,565)	197	(1,106)	(62)	(2,807)
*) Includes revaluation of investment properties	$(3,951)	$—	$(3,951)	$—	$(2,293)

The Company does not attach the financial statements related to the investment in joint ventures, as the reports do not add more information to the contained above.

NOTE 4:    FINANCIAL INSTRUMENTS

The fair values of the Company’s Series Bonds as of June 30, 2026 and December 31, 2025 were $128.8 million and $196.0 million, respectively. Additionally, the outstanding principal balances and accrued interest of the Series Bonds as of June 30, 2026 and December 31, 2025 were $351.8 million and $315.1 million, respectively. The Series Bonds are publicly traded on the Tel-Aviv Stock Exchange and the fair values are based on the quoted price and the Company classifies this input as a Level 1 input.

The Series B bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of June 30, 2026, the Company was not in compliance with all covenants under the deed of trust of the Series B Bonds and were calculated as follows: (i) Consolidated Equity Capital of the Company as of June 30, 2026 was $38.0 million deficit; (ii) the Net Adjusted Debt to Net Adjusted Cap was 103%; (iii) the Adjusted NOI was $42.5 million for the trailing twelve months ended June 30, 2026; and (iv) the consolidated scope of projects was $0 as of June 30, 2026.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Series D bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap shall not exceed a rate of 75%; (iii) Adjusted NOI shall be no lower than USD 35 million. As of June 30, 2026, the Company was not in compliance with all covenants under the deed of trust of the Series D Bonds and were calculated as follows: (i) Consolidated Equity Capital of the Company as of June 30, 2026 was $38.0 million deficit; (ii) the Net Adjusted Debt to Net Adjusted Cap was 103%; (iii) and the Adjusted NOI was $42.5 million for the trailing twelve months ended June 30, 2026.

As of June 30, 2026, the Company was not in compliance with certain financial and nonfinancial covenants and as a result, the Company continues to operate under a standstill agreement.

The Company has not disclosed the fair value of its notes payable as management has determined that the carrying amounts represent a reasonable approximation of fair value. This assessment considers the default status of the loans, ongoing negotiations with lenders, and the expectation that any settlement would approximate the recorded obligations. Accordingly, the Company has not performed a separate fair value determination for these instruments.

NOTE 5:    SEGMENT INFORMATION

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker (“CODM”) to make decisions about resources to be allocated and assess its performance. All corporate related costs are included in the strategic opportunistic properties segment to align with how financial information is presented to the CODM. The selected financial information for the reporting segments as of and for the six and three months ended June 30, 2026 and 2025 and as of and the year ended December 31, 2025 is as follows (in thousands):

	June 30, 2026
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Investment properties	$376,021	$360,598	$—	$736,619
Property plant and equipment - hotel, net	$—	$—	$20,050	$20,050
Total assets	$492,626	$391,914	$21,259	$905,800
Total liabilities	$696,424	$222,918	$24,451	$943,793

	Six months ended June 30, 2026
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Total revenues and other income	$28,542	$18,483	$4,589	$51,614
Gross profit	$8,962	$7,269	$1,020	$17,251
Finance expenses, net	$33,444	$7,976	$1,381	$42,801

	Three months ended June 30, 2026
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Total revenues and other income	$13,337	$9,226	$2,149	$24,712
Gross profit	$4,202	$4,179	$418	$8,799
Finance expenses, net	$16,381	$5,371	$742	$22,494

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	June 30, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Investment properties	$658,776	$391,282	$—	$1,050,058
Property plant and equipment - hotel, net	$—	$—	$30,000	$30,000
Total assets	$903,086	$405,709	$34,982	$1,343,777
Total liabilities	$751,944	$198,970	$23,346	$974,260

	Six months ended June 30, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Total revenues and other income	$42,328	$18,273	$4,622	$65,223
Gross profit	$19,479	$6,917	$1,249	$27,645
Finance expenses, net	$27,502	$4,727	$1,065	$33,294

	Three months ended June 30, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Unaudited)
Total revenues and other income	$21,503	$9,201	$1,737	$32,441
Gross profit	$9,583	$4,075	$101	$13,759
Finance expenses, net	$14,193	$2,446	$512	$17,151

	December 31, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Audited)
Investment properties	$460,071	$360,598	$—	$820,669
Property plant and equipment - hotel, net	$—	$—	$20,200	$20,200
Total assets	$612,346	$374,731	$22,399	$1,009,476
Total liabilities	$704,231	$200,772	$23,642	$928,645

	Year ended December 31, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	(Audited)
Total revenues and other income	$77,256	$36,940	$7,597	$121,793
Gross profit	$29,829	$14,322	$1,320	$45,471
Finance expenses, net	$64,677	$9,430	$2,029	$76,136

NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

Lincoln Court Sale

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In May 2026, at the direction of the lender under the Lincoln Court Mortgage Loan, the Company sold the Lincoln Court investment property for a gross sales price of $24.6 million. At the time of closing, the outstanding principal balance of the mortgage loan was approximately $31.3 million. In connection with the closing, the lender released its lien on the property and the Company was fully discharged from its obligations under the mortgage loan, including any related guaranty. As a result of the release, the Company recognized a gain on extinguishment of debt in the accompanying statements of profit or loss of $9.4 million.

PORT Refinancing

On May 8, 2026, Pacific Oak Residential Trust, Inc. (“PORT”), an indirect wholly owned subsidiary of the Company, completed a $216.0 million senior secured refinancing of PORT’s approximately 2,077-home single-family residential portfolio with Klirmark Opportunity Fund IV, LP. The loan bears interest at the Secured Overnight Financing Rate (“SOFR”) plus 4.75%, subject to a 3.0% SOFR floor, and monthly payments are interest-only. The financing includes a $10.0 million interest reserve and requires PORT to maintain a three-month reserve for taxes, insurance, HOA fees, capital expenditures and property maintenance. The financing also provided for certain permitted distributions at closing, with additional distributions subject to specified release conditions. As a result of the refinancing, the previous PORT mortgage loans of $186.1 million were repaid.

The loan has an initial maturity date of August 8, 2027, with two six-month extension options, subject to satisfaction of applicable conditions. Pacific Oak SOR Equity Holdings X LLC, a subsidiary of the Company, serves as the guarantor with respect to certain recourse obligations under the loan. The loan contains various covenants and release conditions, including requirements to sell at least 150 homes during the first six months following closing and at least 100 homes per quarter thereafter, as well as reserves, loan-to-value (65% maximum) and default-related conditions. In connection with sales of homes, a release price equal to the greater of 90% of net sales proceeds or 130% of the loan amount allocated to the sold property is generally required to be applied to repayment of the loan. As of June 30, 2026, the Company was in compliance with the loan covenants.

PORT Board Restructuring

Between March and April 6, 2026, all five members of the Board of Directors of PORT, including Mike Gough, Manager of PORT, and Keith Hall, former CEO and Director of the Company, had resigned. The resignations were part of a reconstitution of the PORT Board, following recommendations from the Company’s Board, which includes the appointment of two new directors, a Chief Accounting Officer, and the appointment of a Chief Restructuring Officer which was conditional on the refinancing timing. The reconstituted PORT Board and Chief Restructuring Officer were expected to support the Company’s strategy for the orderly retail sale of its residential homes portfolio and to advance the evaluation and execution of strategic alternatives. There can be no assurance regarding the timing, outcome, or success of these initiatives.

PORT and POCA Loan

On April 21, 2026, Pacific Oak Capital Advisors, LLC (“POCA”), the Company’s former advisor, delivered a demand directing PORT to transfer and re-register certain pledged equity interests in POCA’s name, together with a purported UCC transfer statement. The Company believes it has meritorious defenses to POCA’s asserted rights, remedies and demands, including the requested transfer and re-registration of PORT shares, and intends to vigorously defend against such claims while evaluating available claims, defenses and counterclaims against POCA.

On April 29, 2026, the Company’s counsel received an additional letter from counsel for POCA asserting a demand with respect to distributions that may arise from the refinancing of PORT properties and reserving POCA’s rights in connection therewith.

On June 12, 2026, the Company received a letter from POCA alleging that the trustee for the holders of the debentures, the debenture holders and the REIT had breached the terms of a standstill agreement entered into by the parties in August 2025. POCA asserted that, as a result of the alleged breaches, it was exercising a purported right to terminate the standstill agreement upon 20 days’ prior notice.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company continues to evaluate POCA’s claims and demands, including available claims, defenses and counterclaims. Given the disputed nature of these matters and the potential assertion of counterclaims, the Company is unable to determine the likelihood of an unfavorable outcome or reasonably estimate a range of possible loss, if any. Accordingly, no provision was recorded as of June 30, 2026.

Bondholder Claims Letter

On June 23, 2026, the Company received a letter from legal counsel representing the Trustee providing notice of potential legal claims against the Company and certain of its current and former directors and officers. The letter alleges, among other matters, breaches of fiduciary duties, applicable statutory law, contractual obligations and the Company's organizational documents, as well as certain alleged reporting deficiencies and related-party transactions. The letter states that the Bondholders’ investigation remains ongoing and that the claims identified therein are not exhaustive. The Company is evaluating the allegations and potential claims, including with the assistance of legal counsel. As of June 30, 2026, no legal proceeding relating to the claims described in the letter had been commenced against the Company. The Company intends to defend itself against any claims that may ultimately be asserted. Because the matter remains at an early stage and the nature and extent of any potential proceedings are uncertain, the Company is currently unable to reasonably estimate the amount or range of any potential loss, if any.

110 William Street DCAS Agreement

On June 29, 2026, the 110 William Street Joint Venture entered into a letter agreement with its New York City tenant (“DCAS”) resolving certain disputes related to the completion of tenant improvement works, the commencement of rent payments and the reimbursement of certain property-related expenditures.

Pursuant to the agreement, the parties agreed that substantial completion of the improvement works occurred on December 5, 2025. DCAS agreed to pay approximately $10.1 million related to base rent and other amounts for the period from December 5, 2025 through May 31, 2026, and approximately $1.7 million of monthly base rent thereafter until the commencement of full rent under the lease.

The parties also agreed that approximately $10.0 million of outstanding reimbursements were payable by DCAS, of which approximately $7.8 million was payable following execution of the agreement and approximately $2.2 million is payable upon completion of the remaining agreed improvement works. The property entity and DCAS also agreed upon certain remaining improvements and repairs to be completed at the Property.

Full rent, including rent attributable to the remaining third-phase premises, will commence upon the occurrence of certain specified conditions, including completion of the agreed improvement works or DCAS’s occupancy of such premises. The 110 William Street Joint Venture estimates that the total cost of the improvement work related to the third phase will be approximately $18.0 million, of which the Company expects to fund approximately $10.0 million.

WhiteHawk Default Notice

In April 2026, the Company received notices of events of default, reservation of rights, and demands for payment from WhiteHawk Capital Partners LP (“WhiteHawk”), in its capacity as administrative agent and collateral agent under the Company’s credit agreement dated July 29, 2025. The notices asserted, among other things, that (i) certain restrictive agreements entered into in favor of holders of the Company’s debt constituted breaches of the credit agreement, and (ii) insolvency proceedings commenced against the Company constituted additional events of default under the credit agreement. WhiteHawk asserted that, as a result of such events of default, all obligations under the credit agreement, including applicable exit fees and default interest, were immediately due and payable and reserved all rights and remedies available under the loan documents and applicable law. In addition, WhiteHawk issued demands for immediate payment and performance under certain guaranties provided by Pacific Oak SOR Properties, LLC and Pacific Oak SOR US Properties II LLC, the Company’s subsidiaries.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 28, 2026, the Company received notice that Whitehawk filed claims in New York court against one of the Company’s wholly owned subsidiaries, Pacific Oak SOR Properties, LLC and Pacific Oak SOR US Properties II LLC, each provided full financial guarantees in connection with the loan. In the claims, the lender seeks, among other things, damages for an alleged breach of the loan agreement, legal costs, and additional relief. The notices include a summons requiring a response within 20 days of service. Refer to Note 7 for additional details regarding these notices.

Sale of Financial Assets

During April 2026, the Company completed the sale of remaining equity securities of 15 million shares in the Keppel Pacific Oak US REIT on the Singapore Exchange for net proceeds of $4.8 million.

NOTE 7:    SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the interim condensed consolidated financial statements are issued.

Richardson Land Sale

Subsequent to June 30, 2026, the Company completed the sale of approximately 25.4 acres of undeveloped land located in Richardson, Texas (the “Richardson Land”) for a gross sales price of $12.2 million, as amended. Approximately $11.5 million of the net sale proceeds were used to partially repay amounts outstanding under the WhiteHawk loan, including the related exit fee.

110 William Joint Venture Events

Notice of Default

On July 28, 2026, the 110 William Street Joint Venture received a Notice of Event of Default and Reservation of Rights, dated July 9, 2026 (the “Default Notice”), from the lenders under the senior loan and the mezzanine loan secured by the property. According to the Default Notice, the failure to repay the senior loan and the mezzanine loan upon their respective maturity date of July 5, 2026 constitutes an Event of Default under the applicable loan agreements. The lenders further reserved all of their rights and remedies available under the loan documents and applicable law, including, without limitation, the right to accelerate the indebtedness, exercise remedies against the collateral securing the loans, and pursue any other remedies available to them.

As of the date the interim condensed consolidated financial statements are issued, the 110 William Street Joint Venture and the lenders are in discussions regarding, among other things, an extension of the maturity date, a forbearance from the exercise of remedies, and a restructuring or deferral of the repayment obligations under the loans.

SavCon Legal Claim

On August 19, 2026, SavCon Construction, LLC (“SavCon”), the construction manager for the 110 William Street property, filed a complaint in the Supreme Court of the State of New York against the 110 William Joint Venture and certain other parties. SavCon alleges that it is owed approximately $13.0 million for construction work performed at the property and has filed mechanic’s liens for such amount. Among other claims, SavCon alleges that the 110 William Joint Venture received construction trust funds that were improperly transferred while amounts remained unpaid to SavCon and seeks recovery from the 110 William Joint Venture and certain other defendants of amounts allegedly received, estimated by SavCon to total not less than $5.0 million, plus interest, punitive damages and attorneys’ fees. As of the date the interim condensed consolidated financial statements are issued, the 110 William Joint Venture was evaluating the claims and potential impact of the litigation, including in consultation with legal counsel. Given the preliminary stage of the proceedings, the ultimate outcome of the matter cannot presently be determined.

POCA Letter

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 8, 2026, the Company received a letter from POCA, demanding that the Company and its investee companies refrain from creating any liens over the shares of PORT that, in POCA’s view, would subordinate or otherwise impair liens registered in its favor. The Company is engaged in discussions with POCA and its representatives regarding the demands and claims raised in the letter. The Company and its U.S. legal counsel are evaluating the merits and legal basis of such claims, as well as the Company’s rights and available remedies in connection therewith.

Madison Square

As of the date of this report, the Madison Square property was under the control of a court-appointed receiver. In August 2026, the receiver received a non-binding proposal from a third-party buyer to acquire the property for approximately $18.5 million. The mortgage loan secured by the property had an outstanding principal balance of approximately $20.4 million. The proposed transaction remains subject to the negotiation and execution of a definitive purchase and sale agreement, completion of the buyer’s due diligence and requisite court approval. Accordingly, there can be no assurance that the proposed transaction will be consummated on the currently contemplated terms or at all.

The Company has a guarantee associated with the mortgage loan secured by the Madison Square property. As of June 30, 2026, the Company recognized a guarantee liability of approximately $3.7 million, which is included in other liabilities in the accompanying condensed consolidated statements of financial position.

Eight & Nine Corporate Centre Refinancing

In August 2026, the Company executed a nonbinding application letter for a proposed first-mortgage bridge loan secured by the Eight & Nine Corporate Centre property as well as specified collateral of 110 William Joint Venture, providing for borrowings of up to the lesser of $32.0 million or 60% of the property’s as-is appraised value, including an initial draw of approximately $28.0 million and a $4.0 million tenant-improvement and leasing-commission reserve; the loan would bear interest at 30-day Term SOFR plus 7.95%, subject to a 3.25% SOFR floor, require monthly interest-only payments, and mature three years after closing. The loan may be prepaid in full at any time upon 30 days’ written notice. In the event of an early repayment, the Company is subject to a minimum interest requirement equal to 18 months of interest calculated on the loan amount at the interest rate in effect at the time of repayment. To the extent aggregate interest paid prior to repayment is less than the minimum interest requirement, the Company is required to pay the difference as a prepayment fee.

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